Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2007, relating to the balance sheet of Quadra Realty Trust, Inc. as of December 31, 2006, appearing in the Registration Statement of Quadra Realty Trust, Inc. on Form S-11, as amended (File No. 333-138591).

/s/ Deloitte & Touche LLP

New York, New York

August 10, 2007